CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-188633, 333-185693, 333-181373, 333-165135, 333-162068, 333-157689, 333-143308, 333-127669, 333-125909) and on Form S-3 (No. 333-179873) of Leap Wireless International, Inc. of our report dated March 5, 2014 relating to the financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 5, 2014